UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2015

LAREDO PETROLEUM, INC.

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-35380	45-3007926
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 900, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On March 6, 2015, Laredo Petroleum, Inc. (the “Company”) called for redemption all $550,000,000 aggregate principal amount of its 9.5% Senior Notes due 2019 (the “2019 Notes”).  The redemption of the 2019 Notes is conditioned upon the closing of the Company’s previously announced offering of $350,000,000 aggregate principal amount of 6.25% Senior Notes due 2023 (the “New Notes”) not later than April 3, 2015. The redemption date for the 2019 Notes is April 6, 2015, and holders will receive a redemption price of 104.750% of the principal amount of the 2019 Notes, plus accrued and unpaid interest up to, but not including, the redemption date.

The information contained in this Current Report shall not constitute a notice of redemption of the 2019 Notes. The redemption is being made solely pursuant to a formal notice of redemption dated March 6, 2015, which has been delivered to the holders of the 2019 Notes.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits.

Exhibits are filed herewith in connection with the expected issuance by the Company, on March 18, 2015, of the New Notes, pursuant to the Company’s automatic shelf registration statement on Form S-3 (No. 333-187479), as amended by Post-Effective Amendment No. 1 (the “Registration Statement”).

(d)  Exhibits.

The following exhibits are incorporated by reference into the Registration Statement as exhibits thereto and are filed as part of this Current Report:

Exhibit Number	Description

5.1	Opinion of Akin Gump Strauss Hauer & Feld, LLP
23.1	Consent of Akin Gump Strauss Hauer & Feld, LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM, INC.

Date: March 17, 2015	By:	/s/ Kenneth E. Dornblaser
Kenneth E. Dornblaser
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Akin Gump Strauss Hauer & Feld, LLP
23.1	Consent of Akin Gump Strauss Hauer & Feld, LLP (included in Exhibit 5.1)